                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                               (Amendment No. __)
                           Filed by the Registrant |X|
                 Filed by a party other than the Registrant |_|
                           Check the appropriate box:
                         |X| Preliminary Proxy Statement
        |_| Confidential, for Use of the Commission Only (as permitted by
                                Rule 14a-6(e)(2))
                         |_| Definitive Proxy Statement
                       |_| Definitive Additional Materials
           |_| Soliciting Material Pursuant to |_|ss.ss.240.14a-11(c)
                            or |_|ss.ss..240.14a-12

                         STREAMEDIA COMMUNICATIONS, INC.
                (Name of Registrant as Specified In Its Charter)
-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
               PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
                               |X| No fee required

   |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

1)   Title of each class of securities to which transaction applies:
2)   Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)   Proposed maximum aggregate value of transaction: ______________
5)   Total fee paid: ___________________
               |_| Fee paid previously with preliminary materials.
   |_| Check box if any part of the fee is offset as provided by Exchange Act

Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)  Amount Previously Paid: ________________________________
2)  Form, Schedule or Registration Statement No.: ______________
3)  Filing Party: __________________________________________
4)  Date Filed: ___________________________________________

                         STREAMEDIA COMMUNICATIONS, INC.
                        244 West 54th Street, 12th Floor,
                            New York, New York 10019
                                 (212) 445-1700

TO THE STOCKHOLDERS OF STREAMEDIA COMMUNICATIONS, INC.:

We invite you to attend a Special Meeting of the Stockholders of STREAMEDIA COMMUNICATIONS, INC. ("Company") which will be held on April 26, 2001, at 2:00 p.m. (local time) at the Company's office located at 244 West 54th Street, 12th Floor, New York, New York 10019.

The accompanying Notice of the Special Meeting of the Stockholders and Proxy Statement contain the matters for you to consider and act upon, and we ask that you read these materials carefully.

The Proxy Statement contains information concerning an amendment to our Certificate of Incorporation to adopt a one-for-five share consolidation. Our Board of Directors strongly recommends your approval of both of these proposals.

It is important that your shares be represented. Accordingly, we urge you to mark, sign, date and return the enclosed proxy promptly. You may, of course, withdraw your proxy if you attend the meeting and choose to vote in person.

Sincerely,
Henry Siegel,
Chief Executive Officer and President
March 22, 2001

                         STREAMEDIA COMMUNICATIONS, INC.
                        244 West 54th Street, 12th Floor,
                            New York, New York 10019
                                 (212) 445-1700

                  NOTICE OF THE SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 26, 2001

NOTICE IS HEREBY GIVEN that a Special Meeting of the Stockholders of STREAMEDIA COMMUNICATIONS, INC., a Delaware corporation ("Company"), will be held on April 26, 2001, at 2:00 p.m. (local time), at 244 West 54th Street, 12th Floor, New York, New York 10019, for the following purposes, which is more completely discussed in the accompanying Proxy Statement:

1) To amend the Company's Certificate of Incorporation to adopt a one-for-five share consolidation; and

2) To transact such other business as may properly come before the meeting including any continuance or adjournments thereof.

Only stockholders of record at the close of business on March 23, 2001, are entitled to notice of and to vote at the Special Meeting of the Stockholders.

                       BY ORDER OF THE BOARD OF DIRECTORS
                                  John J. Smith
                                    Secretary

March 22, 2001

YOU ARE CORDIALLY INVITED TO ATTEND THE COMPANY'S SPECIAL MEETING OF STOCKHOLDERS. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT AT THE SPECIAL MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THIS MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                                 PROXY STATEMENT
                                       of
                         STREAMEDIA COMMUNICATIONS, INC.
                        244 West 54th Street, 12th Floor,
                            New York, New York 10019
                                 (212) 445-1700

                     INFORMATION CONCERNING THE SOLICITATION

We are furnishing this Proxy Statement to the stockholders of STREAMEDIA COMMUNICATIONS, INC. ("Company") in connection with the solicitation of proxies on behalf of our Board of Directors to use at our Special Meeting of the stockholders (the "Meeting"). This Meeting will be held on April 26, 2001, at 2:00 p.m. (local time), at 244 West 54th Street, 12th Floor, New York, New York 10019, and at any and all adjournments. Only stockholders of record on March 23, 2001, will be entitled to notice of and to vote at the Meeting.

The proxy solicited, if properly signed and returned to the Company and not revoked prior to its use, will be voted at the Meeting following the instructions contained in the proxy. If no contrary instructions are given, each proxy received will be voted "FOR" the approval of the proposal, at the proxy holders' discretion, on such other matters, if any, which may come before the Meeting (including any proposal to continue or adjourn the Meeting). If you give a proxy you can revoke it at any time before it is exercised by (i) filing written notice of your revocation with the Secretary of STREAMEDIA COMMUNICATIONS, INC., 244 West 54th Street, 12th Floor, New York, New York 10019, (ii) submitting a duly executed proxy bearing a later date, or (iii) appearing in person at the Meeting and giving the Secretary notice of your intention to vote in person.

We will bear the entire cost of preparing, assembling, printing and mailing proxy materials furnished by the Board of Directors to stockholders. We will furnish copies of materials to brokerage houses, fiduciaries and custodians to be forwarded to beneficial owners of the Common Stock. In addition to the solicitation of proxies by use of the mail, some of the officers, directors, employees and agents of the Company may, without additional compensation, solicit proxies by telephone or personal interview, the cost of which the Company will also bear. The Company may also engage a solicitation company to assist in obtaining proxies. The Company will bear the cost of such solicitation which we anticipate will be approximately $5,000.

This Proxy Statement and form of proxy were first mailed to stockholders on or about April 2, 2001.

                          RECORD DATE AND VOTING RIGHTS

The Company is currently authorized to issue up to 20,100,000 shares of Common Stock, par value $0.001. As of March 23, 2001, 7,221,691 shares of Common Stock were issued and outstanding. Each share of Common Stock shall be entitled to one vote on all matters submitted for stockholder approval.

The affirmative vote of a majority of the shares of outstanding Common Stock is necessary to approve the proposal.

PROPOSAL: APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO AMEND THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE SPLIT OF THE COMPANY'S COMMON STOCK

The Board of Directors has proposed submission to the stockholders of the following amendment of the Certificate of Incorporation of our company:

Article IV of the Certificate of Incorporation shall be amended by inserting an additional paragraph as the second paragraph of said Article, as follows:

         The shares of Common Stock outstanding on the Effective Date hereof shall be consolidated, combined and reconstituted to effect a one-for-five reverse stock split of such Common stock, such that each Common share outstanding on the Effective Date shall become one-fifth of a reconstituted share of Common Stock. The "Effective Date" hereof shall be the day upon which a Certificate of Amendment of the Certificate of Incorporation of the Corporation setting forth this paragraph shall be filed with the Secretary of State of Delaware.

The approval of the proposed Amendment requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.

EFFECT OF AMENDMENT ON OUTSTANDING SHARES

If adopted, the proposed Amendment (the "Reverse Split") will change each outstanding share of Common Stock into one-fifth of a reconstituted Common Share (a "New Share"). Thus, if the Amendment is adopted, there will be approximately 1,444,538 New Shares outstanding and our company will have no other outstanding shares. The Amendment will not change the number of authorized shares of Common Stock. In addition to the shares currently issued and outstanding, the Company has contractual agreements to issue additional shares to persons that have rendered services to the Company or to serve as collateral for persons that have loaned funds to the Company. The number of shares to be issued under these commitments was approximately

1,556,000 shares prior to the Reverse Split, and will be 311,200 shares after the one-for-five share consolidation.

The total number of shares of Common Stock issuable upon exercise of outstanding options and warrants to acquire such shares, and the exercise price of such options, will be adjusted proportionally to reflect the Reverse Split.

FRACTIONAL SHARES

No fractional shares of Common Stock will be issued as a result of the Reverse Split and fractional share interests will not entitle the holder thereof to exercise any right of a stockholder. In lieu of fractional shares resulting from the Reverse Split, stockholders will be paid, in cash, the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fractional shares (after aggregating all fractional shares of Common Stock owned by such stockholder) by the average of the reported closing prices for the shares on the NASDAQ SmallCap Market for the ten trading days immediately preceding the Effective Date.

SOURCE OF FUNDS; NUMBER OF HOLDERS

The funds required to purchase the fractional shares are available and will be paid from the current cash reserves of the Company. The Company cannot predict with certainty the number of fractional shares or the total amount that the Company will be required to pay for fractional share interests. However, it is not anticipated that the funds necessary to effect the cancellation of fractional shares will be material. As of March 23, 2001, there were approximately 70 holders of record of Existing Common. The Company does not anticipate that, as a result of the Reverse Split, the number of holders of record or beneficial owners of Existing Common or New Common will change significantly. The following example should be helpful in assisting stockholders in evaluating the Proposal.



    BEFORE ONE-FOR-FIVE SHARE CONSOLIDATION            AFTER ONE-FOR-FIVE SHARE CONSOLIDATION

  Number of Shares      Per Share Price(1)              Number of Shares    Per Share Price
       Owned                                                  Owned

     100,000                  $0.50                          20,000             $2.50



PROCEDURES FOR EXCHANGE OF CERTIFICATES

As soon as practicable after the Effective Date, our company's Transfer Agent (the "Exchange Agent") will mail to the registered holders of Common Stock a Letter of Transmittal and instructions for surrender of Common Stock certificates for certificates


---------------------------------
    (1) This example does not necessarily reflect the actual share price for the Existing Common.

representing New Shares and, if applicable, cash in lieu of fractional shares. Stockholders will not receive certificates for New Shares unless and until their certificates for shares of Common Stock have been surrendered with an appropriate letter of transmittal. There will be no service charge in connection with the issuance of certificates for New Shares and cash in lieu of fractional shares following the Reverse Split.

NO CHANGE IN COMPANY'S STATUS

The Company does not anticipate any change in the Company's status as a reporting company for federal securities law purposes as a result of the Reverse Split.

FEDERAL INCOME TAX CONSEQUENCES

The following summary of the federal income tax consequences of the Reverse Split is based on current law, including the Internal Revenue Code of 1986, as amended, and is for general information only. The tax treatment for any stockholder may vary depending upon the particular facts and circumstances of such stockholder. Certain stockholders, including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, non-resident aliens, foreign corporations and persons who do not hold Common Stock of our company as a capital asset, may be subject to special rules not discussed below.

ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE SPLIT, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL OR FOREIGN INCOME TAXES AND OTHER LAWS.

The receipt of whole New Shares (excluding fractional New Shares) in the Reverse Split should be non-taxable for federal income tax purposes. Consequently, a stockholder receiving New Shares will not recognize either gain or loss, or any other type of income, with respect to whole New Shares received as a result of the Reverse Split. In addition, the aggregate tax basis of such stockholder's shares of Common Stock prior to the Reverse Split will carry over as the aggregate tax basis of the stockholder's New Shares. The holding period of the New Shares should also include the stockholder's holding period of the Common Stock prior to the Reverse Split, provided that such Common Stock was held by the stockholder as a capital asset on the Effective Date.

Any stockholder who receives cash in lieu of a fractional New Share pursuant to the Reverse Split will recognize gain or loss equal to the difference between the amount of cash received and the portion of the aggregate tax basis in his or her shares of Common Stock allocable to such fractional New Share. If the shares of Common Stock were held as a capital asset on the Effective Date, then the stockholder's gain or loss will be a capital gain or loss. Such capital gain or loss will be a long-term capital gain or loss if the stockholder's holding period for the shares of Common Stock is longer than eighteen months, a short-term capital gain or loss if the stockholder's holding period is twelve months or less and mid-term gain or loss if the stockholder's holding period is longer than twelve months and less than eighteen months.

Based on certain exceptions contained in regulations issued by the Internal Revenue Service, our company does not believe that it or its stockholders would be subject to backup withholding or informational reporting with respect to cash distributed in lieu of fractional New Shares.

REASONS FOR PROPOSED AMENDMENT

Our company has been advised by the Nasdaq Stock Market, Inc. that the Common Stock may no longer meet the requirements for continued listing and trading on the Nasdaq Market System. Approval of the Reverse Split is being proposed to address the minimum bid price requirement of $1.00 per share.

Our company believes that if the Reverse Split is effectuated, our company's Common Stock should initially have a minimum bid price in excess of the $1.00 per share necessary to satisfy the Nasdaq requirement. Our company would also need to continue to satisfy all other maintenance criteria and there can be no assurance that our company will be able to do so, or that, even if these criteria are met, the Common Stock will continue to be traded on the Nasdaq SmallCap Market.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth information regarding shares of our Common Stock beneficially owned as of March 22, 2001. Beneficial ownership is calculated in accordance with Rule 13d-3(d) under the Securities Exchange Act of 1934, and provides that (i) each person who, as of the date hereof, was known by us to own beneficially more than five percent (5%) of our issued and outstanding Common Stock; (ii) each of the named Executive Officers; (iii) the individual Directors; and (iv) the Officers and Directors as a group. Shares of Common Stock subject to options and warrants that are currently exercisable or are exercisable within 60 days of March 22, 2001, are deemed outstanding with respect to the person holding those options but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares identified as beneficially owned. Except as otherwise indicated in the table, the address of the stockholders listed below is that of the Company's principal executive office. Directors not included in the table below do not hold Company securities. As of the date hereof, there were 7,221,691 common shares issued and outstanding.

                            SHARES BENEFICIALLY OWNED
                              AS OF MARCH 22, 2001


NAME AND ADDRESS                                                          NUMBER             PERCENT

Henry Siegel                                                              9,000               0%
205 West 57th Street
New York, New York 10019

ESynch Corp.                                                              913,600             12.6%
15502 Mosher Drive
Tustin, CA 92780

James D.  Rupp                                                            955,000             16%
200 Walter Avenue
Hasbrouck Heights, NJ 07604

Gayle Essary                                                              855,000           11.7%
5605 Woodview
Austin, TX 78756

Robert Wussler                                                            0                   0%
7904 Sandalfoot Drive
Potomac, MD 20854

Gary Feureman                                                             0                   0%
14153 Gold Hill Road
Boulder, CO 80302

Robert Shuey, III                                                         0                   0%
5910 North Central Expressway
Suite 1480
Dallas, TX 75206

Web2 Ventures, L.L.C.                                                     850,000             11.7%
200 Walter Avenue
Hasbrouck Heights, NJ 07604
---------------------------------------------------------------------------------------------------------------
Officers and Directors as a Group                                         964,000             13.3%

===============================================================================================================


Certain of the shares listed above are owned indirectly by entities substantially controlled by principal Stockholders of Streamedia. Of the total shares owned by Mr. Rupp, 850,000 shares are owned through his 100% ownership in Web2Ventures, L.L.C., and 105,000 shares are owned through Web2Venture's 40% ownership in Capital Markets Communications Corporation. Of the total shares owned by Mr. Essary, he owns 390,000 shares directly, and we believe that he has been given voting power over 300,000 shares owned by IRI, Inc., by the Board of Directors of IRI, Inc. The remaining shares are held in family trusts or by members of Mr. Essary's immediate family. Mr. Essary does not exercise direct control over such shares. Capital Markets Communications Corporation is controlled by Mr. Rupp and Mr. Essary.

In addition, certain officers and directors have been granted the right to acquire additional shares, so long as they remain in their positions as directors, and have been issued options pursuant to the 1999 stock option plan. Mr. Siegel has the right to earn an additional 355,000 shares upon the achievement of certain business objectives to be determined by the compensation committee of the Board of Directors. Certain of these options have vested, and others will vest in the future on a periodic basis, based on performance. Mr. Wussler has the right to acquire 155,000 stock options. John Smith, Legal Counsel, has the right to acquire 143,570. None of these options are represented on the previous principal Stockholder chart.

EXPLANATION OF THE BOARD OF DIRECTORS REGARDING THE ONE-FOR-FIVE SHARE CONSOLIDATION

The Board of Directors further believes that if the future per share price of the Common Stock is low, the low market price and the large number of shares of Common Stock outstanding may have a negative impact on the market for the Company's Common Stock. Furthermore, the large number of shares outstanding and the relatively few shares that are traded on a daily basis in comparison, may hinder the Company's ability to raise capital by issuing additional shares of Common Stock. The Board of Directors is hopeful that if the one-for-five share consolidation is implemented, the market will react positively and in such a fashion that the price of the Company's Common Stock will rise and cease to be treated as "low-priced" stock by the investment community.

The Board of Directors recognizes that the proposed one-for-five share consolidation, if implemented, will not, in itself, result in the Company's Common Stock being categorized other than as a low-priced stock, and that the only path to being categorized as other than low-priced is through sustained growth and profitability, neither of which can be assured, and the absence of which will result negatively upon the trading value of the Company's Common Stock following the proposed one-for-five share consolidation.
The Company believes there are several reasons beyond Nasdaq listing requirements why the proposed one-for-five share consolidation is prudent and why it may enhance the market for the Common Stock. These reasons are summarized as follows:

1. Institutional investors often have internal policies that prevent the purchase of low-priced stocks and many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts. Similarly, many banks do not permit collateralization of loans through the pledge of low-priced stocks. If the one-for-five share consolidation, coupled with Company potential growth and profitability, results in an increase in the per share price for the Company's Common Stock, the Company may be able to attract additional institutional investors as well as provide an avenue for its stockholders to collateralize loans using their Common Stock instead of selling that stock for needed money.

2. Further, some brokerage firm's implement internal policies and practices that tend to discourage dealing with low-priced stock (stock priced under $5 per share that is not subject to the reporting requirements of the Securities Exchange Act of 1934). These practices result in time-consuming procedures and internal controls that must be complied with for payment of brokerage commissions (and additional procedures, including branch manager approval), which function to make handling low-priced stock unattractive to brokers and registered representatives of a brokerage firm. Some brokerage firms also require a non-solicitation letter from the client when the client desires to purchase a low-priced stock.

These policies and procedures add delay and burden to the process, based on separate business criteria of the brokerage firm, and are designed to balance the commission to be paid with the cost of handling the stock transaction, rather than considering and evaluating such factors as the underlying nature of the transaction and quality of the issuer. The Company believes that such policies do not foster evaluation of its reported results and prospects for future growth and stockholder return, factors which should be considered in evaluating stock prices.

3. Since the broker's commissions and transaction costs on low-priced stock generally represent a higher percentage of the stock sale price than commissions and costs on higher-priced stocks, the current share price of the Company's Common Stock can result in individual stockholders paying transaction costs (commissions, mark-ups, mark-downs, etc.) which are a higher percentage of the total share value than would be the case if the Company's share price were higher.

Although the Board of Directors is hopeful that the decrease in the number of shares of Common Stock that would be outstanding after the proposed one-for-five share consolidation will result in an increased price level per share of Common Stock which will encourage interest in the market for that Common Stock and promote greater marketability for the Common Stock, no assurances can be given that the market will respond to the one-for-five share consolidation with an increase in the per share price or with any increase in average daily trading volume.

Finally, the effect of the proposed one-for-five share consolidation, if adopted and implemented, and resulting decrease in the number of shares of Common Stock on the market, could adversely affect the trading value of such Common Stock if there is not a corresponding increase in the per share price level for such stock following the one-for-five share consolidation. Many factors beyond the Company's control will affect the ultimate trading market and there can be no assurance that the per-share price for the Company's Common Stock immediately after the one-for-five share consolidation will reflect the corresponding math material value based on the one-for-five share consolidation alone, or that any such value will be sustained for any period of time.

The Company's Common Stock has been traded on The Nasdaq SmallCap Market under the symbol "SMIL" since 2000. On March 22, 2001, the closing price for the Company's Common Stock, as quoted on The Nasdaq SmallCap Market, for a share of Common Stock was $0.3438 per share.

EFFECT OF THE ONE-FOR-FIVE SHARE CONSOLIDATION PROPOSAL

Assuming approval of and adoption of the one-for-five share consolidation, each stockholder will own one-fifth as many shares (but the same percentage of the outstanding shares) as such stockholder owned before the one-for-five share consolidation. The one-for-five share consolidation may, however, result in an immaterial adjustment due to the purchase of any fractional shares of Common Stock that result from the consolidation. Each stockholder of the Company immediately before the one-for-five share consolidation will continue to be a stockholder immediately after the one-for-five share consolidation.

The one-for-five share consolidation will also result in some stockholders owning "odd lots" of less than 100 shares of Common Stock received as a result of the one-for-five share consolidation. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares. The par value of the Common Stock will remain at $0.001 per share following the one-for-five share consolidation, and the number of shares of the Common Stock outstanding will be reduced. As a consequence, the aggregate par value of the outstanding Common Stock will be reduced, while the aggregate capital in excess of par value attributable to the outstanding Common Stock for statutory and accounting purposes will be correspondingly increased. The one-for-five share consolidation will not affect the Company's total stockholders' equity. If the one-for-five share consolidation is implemented, all share and per share information would be retroactively adjusted following the Effective Date to reflect the one-for-five share consolidation for all periods presented in future filings by the Company with the Securities and Exchange Commission.

If the one-for-five share consolidation is adopted and implemented, the authorized number of shares will remain the same. The Board believes that the availability of additional shares may be beneficial to the Company in the future. The availability of additional authorized shares will allow the Board to issue shares for corporate purposes, if appropriate opportunities should arise, without further action by stockholders or the time delay involved in obtaining stockholder approval (unless approval is required by law or regulation or the rules of The Nasdaq SmallCap Market). Such purposes could include share issuances for future acquisitions of other businesses or meeting requirements for working capital or capital expenditures through the issuance of shares. To the extent that any additional shares (or securities convertible into Common Stock) may be issued on other than a pro rata basis to current stockholders, the present ownership position of current stockholders may be diluted. The Common Stock has no preemptive rights. In addition, if another party should seek to acquire or take over control of the Company, and the Board does not believe such transaction is in the best interest of the Company and its stockholders, some or all of the authorized shares could be issued to another party to try to block such transaction.

REGISTRATION AND TRADING

Assuming the one-for-five share consolidation is approved and implemented, the post one-for-five share consolidation shares of Common Stock will continue to be registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Company will continue to file periodic and current reports with the Securities and Exchange Commission (the "Commission") pursuant to the Exchange Act. In addition, the Company's post-one-for-five share consolidation shares of Common Stock will continue to be traded on The Nasdaq SmallCap Market. The Company intends to file all required notifications with The Nasdaq SmallCap Market to provide for continued trading (on a post-consolidated basis) in coordination with the Effective Date. Certificates representing the post-one-for-five share consolidation shares of Common Stock will, however, contain a new CUSIP number. Further, the Company intends to file all reports with regulatory authorities and issue a press release in the event it decides to implement the one-for-five share consolidation.

The Company has no intention of entering into any future transaction or business combination which would result in deregistration of the post-one-for-five share consolidation shares of Common Stock under the Exchange Act, or which might result in loss of eligibility for the post-one-for-five share consolidation shares of Common Stock to be listed and traded on The Nasdaq SmallCap Market.

VOTE REQUIRED

The affirmative vote of a majority of the outstanding Common Stock and Series A Convertible Preferred Stock voting together as a single class is necessary to approve the amendment to the Company's Certificate of Incorporation to implement a one-for-five share consolidation subject to the Board of Directors of the Company discretionary authority to delay filing the amendment (for a period not to exceed nine (9) months from the Meeting date) or not to file the amendment.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING FOR THE ADOPTION OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO IMPLEMENT A ONE-FOR-FIVE SHARE CONSOLIDATION

OTHER MATTERS

The Board of Directors of the Company knows of no other matters that may or are likely to be presented to the Meeting. However, if additional matters are presented at the Meeting, the persons named in the enclosed proxy will vote such proxy in accordance with their best judgment on such matters pursuant to the discretionary authority granted to them by the terms and conditions of the proxy.

                         STREAMEDIA COMMUNICATIONS, INC.
                                  Henry Siegel

                             Chairman and President


New York, New York, New York
March 22, 2001

                         STREAMEDIA COMMUNICATIONS, INC.
                        244 West 54th Street, 12th Floor,
                            New York, New York 10019
                                 (212) 445-1700

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Henry Siegel and Robert Wussler, and each of them, as proxies with the power to appoint his or their successor, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of STREAMEDIA COMMUNICATIONS, INC. ("Company") that the undersigned would be entitled to vote if personally present at the Special Meeting of stockholders to be held on April 26, 2001, at 2:00 p.m. (local time), at 244 West 54th Street, 12th Floor, New York, New York 10019 and at any and all adjournments thereof.

1. Approval of the Amendment to the Company's Certificate of Incorporation to implement a one-for-five share consolidation.

                   FOR _______ AGAINST _________ ABSTAIN _____

2. In their discretion, the proxies are authorized to vote upon such other business (including any extension or adjournment thereof) as may properly come before the Meeting.

                   FOR _______ AGAINST _________ ABSTAIN _____

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" Proposal One, and in the proxy holder's discretion, any such other business as may properly come before the Meeting.

Please sign exactly as your name appears on your share certificates. When shares are held by joint tenants, all joint tenants should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signatory is a corporation, please sign the full corporate name by the president or another authorized officer. If the signatory is a partnership, please sign in the partnership's name by an authorized person.

          Name (Print)                   Name (Print) (if held jointly)


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Date:

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Signature:                                          Signature (if held jointly):


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(Address)                                               (Address)


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(City, State, Zip)                                       (City, State, Zip)

        I will ___ attend the meeting. Number of persons to attend _____.
                      I will not ____ attend the meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED
ENVELOPE.

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